News Release

CONTACTS:
Investors:
     Joe Selner, Chief Financial Officer
     920-491-7120
Media:
     Cindy Moon-Mogush, Corporate Communications
     920-431-8034

Associated Banc-Corp declares 27-cent dividend

GREEN BAY, Wis. - Jan. 25, 2006 - The Board of Directors of Associated Banc-Corp (NASDAQ: ASBC) today declared a regular 27-cent cash dividend, payable Feb. 15 to shareholders of record Feb. 6.

The January dividend is the company’s 144th consecutive cash dividend.

Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $22 billion. Associated has approximately 320 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

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